Exhibit 2

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13D

                                Dated May 1, 2006

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.


                         BLUE HARBOUR STRATEGIC VALUE PARTNERS MASTER FUND, LP

                            By: Blue Harbour GP, LLC, its general partner

                                By: /s/ Clifton S. Robbins
                                    ------------------------------------------
                                Name: Clifton S. Robbins
                                Title: Managing Member


                         BLUE HARBOUR GP, LLC

                            By: /s/ Clifton S. Robbins
                                ----------------------------------------------
                            Name: Clifton S. Robbins
                            Title: Managing Member


                         BLUE HARBOUR GROUP, LP

                            By: Blue Harbour Holdings, LLC,
                                its general partner

                                By: /s/ Clifton S. Robbins
                                    ------------------------------------------
                                Name: Clifton S. Robbins
                                Title: Managing Member


                         BLUE HARBOUR HOLDINGS, LLC

                            By: /s/ Clifton S. Robbins
                                ----------------------------------------------
                            Name: Clifton S. Robbins
                            Title: Managing Member


                         /s/ Clifton S. Robbins
                         -----------------------------------------------------
                         Name: Clifton S. Robbins


                         LEON G. COOPERMAN, individually, as Managing Member of Omega Associates, L.L.C. on behalf of Omega Capital Partners, L.P., Omega Capital Investors, L.P., Omega Equity Investors, L.P., and as President of Omega Advisors, Inc.

                         /s/ Leon G. Cooperman
                         -----------------------------------------------------
                         Name: Leon G. Cooperman